                                                                     Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board of Directors
AirGate PCS, Inc.

   We consent to the incorporation by reference in the Registration Statements (No. 333-34416 and No. 333-56352) on Form S-8 and (No. 333-73254 and No.
333-73270) on Form S-3 of AirGate PCS, Inc. and subsidiaries of our reports dated November 9, 2001, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 2001 and 2000, and the nine months ended September 30, 1999, and the related financial statement schedule, which reports appear in the September 30, 2001, annual report on Form 10-K of AirGate PCS, Inc. and subsidiaries.

                                          /S/ KPMG
Atlanta, Georgia
November 30, 2001

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